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                                                                Exhibit 23.16



                   CONSENT OF MARKS SHRON & COMPANY, L.L.P.




We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our reports dated January 19, 1995 and January 25, 1996 with respect to the audits of Two Bridges Associates (i) for the years ended December 31, 1994 and 1995 included (for 1995) and incorporated by reference (for 1994) in AIMCO's Current Report on Form 8-K, dated June 3, 1997, as amended, and (ii) for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, all filed with the Securities and Exchange Commission.



                                       /s/ Marks Shron & Company, L.L.P.

                                       Marks Shron & Company, L.L.P.


Great Neck, New York
December 5, 1997